SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported):
                         May 10, 2002

                       XEROX CORPORATION
      (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                     800 Long Ridge Road
                       P. O. Box 1600
              Stamford, Connecticut  06904-1600
      (Address of principal executive offices)(Zip Code)

      Registrant's telephone number, including area code:
                       (203) 968-3000

                       Not Applicable
 (Former name or former address, if changed since last report)


























Item 5.  Other Events.

Registrant continues to make significant progress in strengthening its financial position as it delivers on a strategy to build back value and restore the company to good health.

On May 10, 2002 Registrant received $496 million in financing from GE Capital, secured by portions of Registrant's lease receivables in the U.S., which will be amortized over a period that extends into 2005. Registrant and GE Capital expect to complete additional U.S. monetizations this year while the two companies finalize the agreement for GE Capital to become the primary provider of equipment financing for Xerox customers in the U.S.

On May 1, GE Capital Vendor Financial Services and Registrant launched their joint venture, Xerox Capital Services ("XCS"). XCS manages
Registrant's customer administration and leasing activities in the U.S., including various financing programs, credit approval, order processing, billing and collections.

In the past year, Registrant has received approximately $2.7 billion in financing from GE Capital, secured by portions of Registrant's lease receivables in the U.S., United Kingdom and Canada.



___________________________________________________________________________


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
                                         XEROX CORPORATION

                                         /s/ MARTIN S. WAGNER
                                         ----------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Date: May 13, 2002